                                                           Exhibit No. EX-99.p.2

EXHIBIT D                  CODE OF ETHICS

                           Revised as of January 2006

                                 CODE OF ETHICS

                                       FOR

                              BNY ASSET MANAGEMENT
                              THE BANK OF NEW YORK*
                                     ("BNY")

                                       AS

                               INVESTMENT ADVISER

                       TO REGISTERED INVESTMENT COMPANIES

*Also applicable to employees of Estabrook Capital Management LLC to the extent that they are access persons of the BNY Hamilton Funds

                                  INTRODUCTION

This Investment  Company Code of Ethics is adopted  pursuant to Rule 17j-1 under the Investment  Company Act and Rule 204A-1 under the  Investment  Advisers Act.
Adherence  to the  Code of  Ethics  and the  related  restrictions  on  personal investing is considered a basic  condition  for  providing  advisory and related services  to  registered  investment  companies  for which BNY Asset  Management serves as investment advisor (collectively "RICs"). If employees have any doubts as to the  propriety of any  activity,  they should  consult with one of the BNY
Asset  Management  Surveillance  Officers.  The Code of  Ethics is  designed  to prevent violations of all applicable federal securities laws.

This Code of Ethics is in addition to the Code of Ethics for each RIC.

APPLICABILITY OF CODE OF ETHICS

This  Investment  Company Code of Ethics shall apply to any person who meets the definition  of "access  person," as defined in Rule 17j-1 and Rule 204A-1,  with respect to the RICs.

II.  DEFINITIONS

     (a)  "Access person" is defined by the Rules to include any BNY employee:

          (1)  who makes any  recommendation,  who  participates  in determining which  recommendation  will be made, or whose principal functions or duties  relate to the  determination  of which  recommendation will be made by BNY on behalf of any RIC or

          (2)  who,  in  connection   with  his  or  her  duties,   obtains  any
               information  concerning  recommendations  being  made  by  BNY on behalf  of any  RIC  or who  makes,  participates  in or  obtains information  regarding the purchase or sale of any  securities by any RIC.

     This definition includes portfolio managers,  analysts and traders employed by the Bank who serve RICs as an  investment  advisor.  There may be  additional employees who fall within the  definition  of access person who,  because of the nature of their position, possess information regarding the securities that RICs will  purchase  or sell.  A  comprehensive  list of all access  persons  will be compiled and maintained by the BNY Asset Management  Surveillance  Officers. All
access persons shall be notified of their obligations under this Code of Ethics.

(b)  "Beneficial  ownership"  shall be  interpreted  in the same  manner  as the definition  of  "beneficial  owner"  set  forth in Rule  16a-1(a)(2)  under  the
Securities  Exchange  Act of 1934 (the  "Exchange  Act") and shall  refer to any security in which the access  person has or  acquires,  directly or  indirectly, through any contract, arrangement,  understanding,  relationship or otherwise, a direct or indirect  pecuniary  interest (other than a pecuniary interest arising from  compensation for services  rendered) (see Exhibit A annexed  hereto).  For example, in addition to a person's own account, beneficial ownership encompasses securities held in the name of a spouse or equivalent  domestic  partner,  minor children,  a relative  sharing a home with such person or certain  trusts  under which such person or a related  party is a  beneficiary.  Please note,  however, that this list provides only a few of the more common  examples and that Exhibit
A should  be  carefully  reviewed  to  identify  other  potential  instances  of beneficial ownership.

(c) "Index Fund  Securities"  are  securities  being  purchased or sold by a RIC index fund that  purchases  and sells  securities  pursuant to a  pre-determined formula.

(d) "Initial Public  Offering" means an offering of securities  registered under the  Securities  Act of  1933  (the  "Securities  Act"),  the  issuer  of  which immediately before registration,  was not subject to the reporting  requirements of the Sections 13 or 15(d) of the Exchange Act.

(e) "Privately  placed  securities"  means  securities which are purchased in an offering that is exempt from  registration  under the Securities Act pursuant to sections 4(2) or 4(6) or pursuant to rules 504, 505 or 506 thereunder.

III. TEXT OF RULE 17j-1(b) OF THE INVESTMENT COMPANY ACT

Rule  17j-1(b)  prohibits  access  persons  from  engaging in certain  specified activity. The text of Rule 17j-1(b) is attached as Exhibit B. All access persons are required to  familiarize  themselves  with this Rule. No later than ten (10)
days after being  designated  as an access  person,  an access  person  shall be required to submit the  attached  Acknowledgment.  All access  persons  shall be required to submit such  Acknowledgment  on an annual  basis by January  30th of each year.  Such  Acknowledgment  shall be submitted  via the  Personal  Trading
Assistant  ("PTA") system  maintained by the BNY Asset  Management  Surveillance
Officers.

IV.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Investment  activities of all access  persons must remain within the  parameters set forth below:

(a) Prohibited Purchases and Sales-- General.

     (1) Except for "Exempted  Transactions"  specified in Section VI below,  no access person shall purchase or sell, directly or indirectly,  any security in which he has, or by reason of such transaction  acquires,  any direct or indirect beneficial ownership and which to his actual knowledge at the time of such  purchase or sale (i) is being  considered  for purchase or sale by any  RIC for  which  such  person  is an  access  person  or (ii) is  being purchased  or sold by any RIC for which  such  person is an access  person.
     This  sub-section  shall not apply to transactions in Index Fund Securities or to any  securities  transaction  (A) for an account for which the access person is a  discretionary  investment  advisor  provided  that such access person has no direct or  indirect  beneficial  ownership  interest  in such account or (B) for a trust unless the trustee is a  "beneficial  owner of a trust" as such term is defined in Exhibit A annexed hereto.

     (2) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of a RIC for which such  person is an access person) any information  regarding  securities  transactions by such
     RIC or consideration by such RIC of any such securities transaction.

     (3) No access person shall recommend any securities  transaction by any RIC without having disclosed his or her interest, if any, in such securities or the issuer thereof,  including without  limitation (i) his or her direct or indirect  beneficial  ownership of any securities of such issuer;  (ii) any contemplated  transactions  by such  person in such  securities;  (iii) any position  with  such  issuer or its  affiliates;  and (iv) any  present  or proposed business  relationship  between such issuer or its affiliates,  on the one  hand,  and such  person or any party in which  such  person  has a significant  interest, on the other;  provided,  however, that in the event the  interest of such  access  person in such  securities  or issuer is not material to his or her personal net worth and any contemplated  transaction by such person in such securities  cannot  reasonably be expected to have a material  adverse effect on any such  transaction by the RIC for which such person is an access person or on the market for the  securities  generally, such access person shall not be required to disclose his or her interest in
     the   securities   or  issuer   thereof   in   connection   with  any  such
     recommendation.

(b) Prohibition on Acquiring  Securities in an Initial Public  Offering  ("IPO")
Until After the  Initial  Offering  has been  Completed.  Purchases  of IPO's by access persons pose two potential  conflicts of interest.  First, an opportunity for access persons to  participate  in a "hot issue" or other  attractive IPO is not likely to be viewed as a random  event.  It may also  create the  impression that future investment  decisions for a RIC were not pursued solely because they were in the best interest of the RIC. Second,  the realization of any short-term profits may create at least the appearance that an investment  opportunity  that should have been available to the RIC was diverted to the personal benefit of an individual employee. BNY believes that prohibiting the purchase of a security in an IPO until  after  the IPO has been  completed  will  reduce  these  potential conflicts. After the IPO is completed,  transactions in securities issued in the
IPO are subject to the restrictions contained in this Investment Company Code of
Ethics.

(c)  Blackout  Periods  for Trading in the Same  Security  as a RIC.  Other than transactions  in Index  Fund  Securities,  on a day  during  which any RIC has a pending "buy" or "sell" order in a security,  all access  persons are prohibited from executing a securities  transaction in such security or related  derivative security  until  such  order  is  executed  or  withdrawn  by such  RIC or RICs.
Additionally,  other  than  transactions  in Index  Fund  Securities,  portfolio managers  with  respect to the RIC that he or she  manages are  prohibited  from buying or selling a security within seven (7) calendar days before and after the
RIC that he or she manages trades in that security.  The blackout period after a
RIC trades is designed to allow  dissipation  of the market  effect of the RIC's trade before the  portfolio  manager  trades.  The blackout  period before a RIC trades is to negate the perception that the portfolio managers are front running the RIC or otherwise deriving improper benefit from their knowledge.

(d) Pre-Clearance of Personal  Securities  Transactions.  Access persons will be required  to  pre-clear  through  one of the BNY Asset  Management  Surveillance
Officers all transactions in securities for which the access person has, or will acquire  as  a  result  of  such  transaction,  direct  or  indirect  beneficial ownership. This procedure will attempt to prevent a trade in which, for example, a  portfolio  manager of one RIC intends to purchase  securities,  unaware  that another  RIC in the same  complex  has an open order to  purchase a  significant block of the same security.  All access persons must submit a request to execute
a  securities   transaction,   to,  and  obtain  clearance  for  executing  such
transaction from, one of the BNY Asset Management  Surveillance  Officers before executing any securities transactions.  The security will be checked against the system to attempt to determine whether or not the purchase or sale would violate this Investment Company Code of Ethics.

V.   DISCLOSURE OF PERSONAL HOLDINGS AND TRANSACTIONS

(a) Initial and Annual Disclosure. No later than ten (10) days after becoming an access  person,  an access  person is required to submit to one of the BNY Asset
Management  Surveillance  Officers  a listing of all  securities  that he or she holds or over which he or she has any direct or indirect  beneficial  ownership.
Such  report must be current as of a date no more than 45 days prior to the date the person becomes an access person.  This statement is to be updated by January
30th of each year by each  access  person.  Such  report must be current as of a date no more than 45 days prior to the end of the preceding  calendar year. This disclosure  will  ensure  that all  non-exempt  trades are being  reported.  The initial and annual disclosure  statements shall include information with respect to those securities referenced in Section VI ("Exempted Transactions").  In lieu of providing a listing of all securities,  an access person may submit a list of all securities or investment  account  statements (as attached hereto as Exhibit
C) along with the most  recent  statement  for each  referenced  account.  If an access person provides a list of account statements, he or she shall also submit a list  of  those  investments  that  would  not  be  reflected  in  traditional broker-dealer accounts (e.g., private placements).

The  information  obtained  from  such  list  of  securities  or  securities  or investment  account  statements shall be entered into the PTA system. All access persons shall electronically  certify that the list of brokerage accounts in the
Broker  Account  screen of the PTA system is accurate and complete.  Such access person shall also electronically certify that: (i) the Covered Securities listed on the Holdings  screen of the PTA system are the only ones in which such access person has a direct or indirect beneficial ownership; (ii) the brokers, dealers, and banks listed on the Holdings screen of the PTA system are the only ones that such access person has established,  or have been  established,  for such access person or the related  parties as  referred to in this Code of Ethics,  in which securities  (including  those that may not be Covered  Securities)  are held for such access  person's direct or indirect  benefit;  and (iii) such access person understands  that report will be  interpreted  as a disclosure  that such access person has a direct or indirect  beneficial  ownership in the Covered Securities listed on the Holdings screen.

(b) Monthly Disclosure-- Duplicate Copies of Brokers' and Banks' Statements. All
access  persons are required to direct their  brokers and banks to supply to one of the BNY Asset Management Surveillance Officers a duplicate copy of securities or investment  account  statements for each account over which the access person has direct or indirect beneficial  ownership.(1) If the broker or bank statement does not reflect  any  non-exempt  securities  transaction  entered  into by the access person during the period covered by the statement  submitted on behalf of such access  person,  the access  person must  submit a  Disclosure  of Personal
Holdings Form reflecting such missing  transactions  and providing the following additional  information:  date of transaction,  nature of  transaction,  and the price at which the transaction was effected.  The  transactions  reported on the brokers' or banks'  statements  (and  Disclosure  of Personal  Holdings  Form if necessary)  will be  reviewed  and  compared  against RIC  transactions  and the pre-clearance  forms.  The  brokerage  and bank  statements  (and  Disclosure of
Personal  Holdings Form if necessary) will allow BNY Asset  Management to ensure the effectiveness of its compliance program.

--------------------------
(1) Please note that this  requirement  refers to bank  statements  for accounts which hold securities (e.g., custody statements).  It does not refer to standard checking or savings accounts.

(c)  Quarterly  Personal  Securities  Transactions  Reports.  Based  on the list provided in Section  V(a) and the  monthly  broker/bank  statements  provided in
Section  V(b),  the PTA system  shall  generate  quarterly  personal  securities transaction  reports.  No later  than ten (10)  days  following  the end of each calendar  quarter,  each access person shall be required to submit an electronic certification  to the effect that (i) such quarterly report lists all securities transactions  (regardless  of size) for the previous  calendar  quarter  (except those  "Exempted  Transactions"  described  in Section  VI(a),  (b), (c) and (e)
hereof) in which such  access  person may be deemed to have had, or by reason of such transaction acquired,  any direct or indirect beneficial ownership interest and (ii) other than the accounts for which statements were provided  pursuant to
Section V(b), there were no accounts  established by such access person in which such access  person held,  or over which access person may be deemed to have had any  direct or  indirect  beneficial  ownership  of, any  securities  during the previous  calendar  quarter.  For the  avoidance  of doubt,  an access  person's obligation  to  disclose  any new  accounts  shall  apply  even  when  the  only transactions  in such  accounts  are  "Exempted  Transactions"  as  described in
Section VI.

(d) No  Duplicative  Reporting.  If any access  person is  required  to submit a report or statement under another code of ethics or code of conduct  relating to a RIC and containing the same  information as is required under this  Investment
Company Code of Ethics, then only one such report or statement is required to be submitted provided such report or statement is submitted to one of the BNY Asset
Management Surveillance Officers.

VI.  EXEMPTED TRANSACTIONS

Except as noted,  the  following  transactions  are  specifically  exempted from coverage by this Investment Company Code of Ethics:

     (a)  transactions  in  securities  issued by the  Government  of the United
          States;

     (b)  transactions in shares of open-ended  investment companies (other than exchange-traded  funds, the BNY Hamilton funds and any other funds for which The Bank of New York serves as investment adviser);

     (c)  transactions   involving  bank   certificates  of  deposit,   bankers'
          acceptance,   commercial  paper  and  high  quality   short-term  debt
          instruments (including repurchase agreements);

     (d)  transactions in securities which are not eligible for purchase or sale by the RIC for which such access person is an access person;

     (e)  transactions  effected in any account over which the access person has no direct  or  indirect  influence  or  control  (i.e.,  blind  trust, discretionary account or trust managed by a third party);

     (f)  transactions which are part of an dividend reinvestment plan;

     (g)  purchases  effected upon the exercise of rights issued pro rata to all holders of a class of its  securities,  to the extent such rights were acquired  from such an issuer,  and sales of such rights so  acquired;
          and

     (h)  transactions  in  securities  of The  Bank of New York  Company,  Inc.
          (provided,  however,  that all employees  remain subject to the Bank's
          Policy  entitled  "Purchase  And Sale Of The Bank Of New York Company,
          Inc. Securities").

VII. OVERSIGHT OF INVESTMENT COMPANY CODE OF ETHICS

The reports filed by access persons pursuant to this Investment  Company Code of
Ethics will be reviewed  on a monthly  basis by one of the BNY Asset  Management
Surveillance  Officers  and compared to  transactions  entered into by BNY Asset
Management  on behalf of the RIC.  Any  transactions  that are  believed to be a violation of this Investment Company Code of Ethics will be reported promptly to
BNY Asset  Management's  Chief Investment  Officer and/or Director of Investment
Management.

The Chief  Investment  Officer and/or  Director of Investment  Management  shall consider reports made to him or her and shall make a determination as to whether a  violation  of this  Investment  Company  Code of Ethics  has  occurred.  If a violation  has  occurred,  the  Chief  Investment  Officer  and/or  Director  of
Investment  Management may impose such sanctions or remedial action as he or she deems appropriate. These sanctions may include, among other things, disgorgement of any profits or price advantage realized from the transaction that resulted in the violation to an appropriate  charity,  requiring reversal of a trade, fines, suspension of trading privileges or suspension or termination of employment with
BNY. BNY has adopted the following penalty schedule for violations:

1st Incident       Notice of censure and disgorgement
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2nd Incident       Fines and disgorgement           Assistant Treasurer and below                $ 100
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                                                    Asst. Vice President, Vice President         $ 200
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                                                    Managing Director and above                  $ 500
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3rd Incident       Fines and disgorgement           Assistant Treasurer and below                $ 200
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                                                    Asst. Vice President, Vice President         $ 500
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                                                    Managing Director and above                  $ 1000
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NOTE:  The BNYIA  Oversight  Committee  retains  the right to impose  greater or lesser  sanctions  depending upon the facts and  circumstances  surrounding  the violations.  All fines and  disgorgement  of profits (or losses avoided) will be paid by the  access  person  directly  to BNY.  BNY will then  donate all monies collected  to a  charitable  organization.  A  rolling  3 year  period  will  be monitored for multiple incidents.

January 2006